UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 29, 2013

CHINA EDUCATION ALLIANCE, INC.

 (Exact name of registrant as specified in its charter)

North Carolina	001-34386	56-2012361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

58 Heng Shan Road, Kun Lun Shopping Mall Harbin, People’s Republic of China	150090
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-451-8233-5794

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On March 29, 2013, the subsidiary of China Education Alliance, Inc. (the “Company”), Harbin Zhong He Li Da Education Technology Co., Ltd. (“ZHLD”) and Nanchang Institute of Technology (“NIT”), a vocational training institution based in Nanchang, People’s Republic of China, terminated the Loan Agreement dated March 4, 2011 whereby ZHLD loaned NIT RMB 50 million with an annual interest of 20% which were scheduled to mature in March 2021. NIT paid the principal of the loan and accrued interests under the Loan Agreement on March 29, 2013.

NIT and ZHLD also terminated the management agreement, dated March 4, 2011, and the agreement to jointly establish Nanchang Institute of Technology College of Vocational Training and Certification, dated March 21, 2011 pursuant to which, ZHLD would manage the daily operations of NIT for ten years for an annual management fee of RMB 10 million and the parties would jointly establish Nanchang Institute of Technology College of Vocational Training and Certification.

No termination penalties were incurred as a result of the termination of the aforementioned agreements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EDUCATION ALLIANCE, INC.

Dated: April 1, 2013
	By:	/s/ Xiqun Yu
	Name:	Xiqun Yu
	Title:	Chief Executive Officer